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                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                                  ________

                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                                  ________


    DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): SEPTEMBER 29, 1995

                         ROADMASTER INDUSTRIES, INC.
           (Exact name of Registrant as Specified in its Charter)



                                  ________

           DELAWARE                        0-16482               84-1065239
(State or other jurisdiction of    (Commission File Number)   (I.R.S. Employer
incorporation or organization)                               Identification No.)


                           250 SPRING STREET, N.W.
                                SUITE 3 SOUTH
                            ATLANTA, GEORGIA 30303
                                (404) 586-9000

   (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                   ________

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ITEM 5.  OTHER EVENTS

         On September 29, 1995, Roadmaster Industries, Inc. (the "Company") entered into a new Loan and Security Agreement with certain banking institutions (the "Bank Credit Facility") which refinanced substantially all of the Company's indebtedness outstanding under its then existing bank credit facility. Such new Bank Credit Facility will provide up to approximately $300,000,000 in financing, subject to limitations on the incurrence of indebtedness imposed by the indenture for the Company's 11-3/4% Senior Subordinated Notes due 2002. The new Bank Credit Facility has a three (3) year term and provides for borrowings based on certain inventories, accounts receivable and capital expenditures as well as funding for the Company's structured accounts receivable subsidiary. The terms of the new Bank Credit Facility are substantially the same as the terms of the Company's former bank credit facility except that the size of the former facility was approximately $215,000,000 and capital expenditures were funded through working capital-backed advances.





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EXHIBITS


10.1 Loan and Security Agreement dated as of December 6, 1994, as amended and restated as of September 29, 1995 among Roadmaster Corporation, Roadmaster Leisure Inc., Willow Hosiery Company, Inc., Hutch Sports USA Inc., Nelson/Weather-Rite, Inc. and Roadmaster Receivables Corporation as the Borrowers and The Financial Institutions Named Therein as the Lenders and BankAmerica Business Credit, Inc. as the Agent

99.1     Press Release


                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      ROADMASTER INDUSTRIES, INC.


Date: October 18, 1995                By: /s/ Jeff L. Hinton
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                                              Jeff L. Hinton
                                              Vice President and
                                              Chief Financial Officer